Exhibit 2.1

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      AMONG

                                MMC ENERGY, INC.
                        (f/k/a HIGH TIDE VENTURES, INC.),

                          MMC ENERGY ACQUISITION CORP.

                                       AND

                          MMC ENERGY NORTH AMERICA, LLC

                                  May 15, 2006

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                                TABLE OF CONTENTS

ARTICLE I             THE MERGER..............................................1
         1.1      The Merger..................................................1
         1.2      The Closing.................................................2
         1.3      Actions at the Closing......................................2
         1.4      Additional Actions..........................................3
         1.5      Conversion of Interests.....................................3
         1.6      Intentionally Omitted.......................................4
         1.7      Fractional Shares...........................................4
         1.8      Intentionally Omitted.......................................4
         1.9      Escrow......................................................4
         1.10     Limited Liability Company...................................4
         1.11     No Further Rights...........................................5
         1.12     Closing of Transfer Books...................................5
         1.13     Post-Closing Adjustment.....................................5
         1.14     Exemption From Registration.................................6
ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........6
         2.1      Organization, Qualification and Corporate Power.............6
         2.2      Capitalization..............................................7
         2.3      Authorization of Transaction................................7
         2.4      Noncontravention............................................7
         2.5      Subsidiaries................................................8
         2.6      Financial Statements........................................9
         2.7      Absence of Certain Changes.................................10
         2.8      Undisclosed Liabilities....................................10
         2.9      Tax Matters................................................10
         2.10     Assets.....................................................12
         2.11     Owned Real Property........................................12
         2.12     Real Property Leases.......................................12
         2.13     Contracts..................................................13
         2.14     Accounts Receivable........................................14
         2.15     Powers of Attorney.........................................14

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         2.16     Insurance..................................................14
         2.17     Litigation.................................................15
         2.18     Employees..................................................15
         2.19     Employee Benefits..........................................16
         2.20     Environmental Matters......................................18
         2.21     Legal Compliance...........................................19
         2.22     Customers and Suppliers....................................19
         2.23     Permits....................................................19
         2.24     Certain Business Relationships With Affiliates.............20
         2.25     Brokers' Fees..............................................20
         2.26     Books and Records..........................................20
         2.27     Disclosure.................................................20
         2.28     Duty to Make Inquiry.......................................20
         2.29     Board Actions..............................................21
ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE PARENT
                        AND THE ACQUISITION SUBSIDIARY.......................21
         3.1      Organization, Qualification and Corporate Power............21
         3.2      Capitalization.............................................21
         3.3      Authorization of Transaction...............................22
         3.4      Noncontravention...........................................22
         3.5      Subsidiaires...............................................23
         3.6      Exchange Act Reports.......................................24
         3.7      Compliance with Laws.......................................24
         3.8      Financial Statements.......................................25
         3.9      Absence of Certain Changes.................................25
         3.10     Litigation.................................................25
         3.11     Undisclosed Liabilities....................................25
         3.12     Tax Matters................................................25
         3.13     Assets.....................................................27
         3.14     Owned Real Property........................................27
         3.15     Real Property Leases.......................................27
         3.16     Contracts..................................................28

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         3.17     Accounts Receivable........................................29
         3.18     Powers of Attorney.........................................29
         3.19     Insurance..................................................29
         3.20     Warranties.................................................30
         3.21     Employees..................................................30
         3.22     Employee Benefits..........................................30
         3.23     Environmental Matters......................................32
         3.24     Permits....................................................33
         3.25     Certain Business Relationships With Affiliates.............33
         3.26     Tax-Free Reorganization....................................33
         3.27     Split-Off..................................................36
         3.28     Brokers' Fees..............................................36
         3.29     Disclosure.................................................36
         3.30     Interested Party Transactions..............................36
         3.31     Duty to Make Inquiry.......................................37
         3.32     Accountants................................................37
         3.33     Minute Books...............................................37
         3.34     Board Action...............................................37
ARTICLE IV            COVENANTS..............................................38
         4.1      Closing Efforts............................................38
         4.2      Governmental and Thirty Party Notices and Consents.........38
         4.3      Current Report.............................................38
         4.4      Operation of Business......................................38
         4.5      Access to Information......................................40
         4.6      Operation of Business......................................40
         4.7      Access to Information......................................42
         4.8      Expenses...................................................42
         4.9      Indemntification...........................................43
         4.10     Listing of Merger Shares...................................43
         4.11     Intentionally Omitted......................................43
         4.12     Split-Off..................................................43
         4.13     Stock Split................................................43

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ARTICLE V             CONDITIONS TO CONSUMMATION OF MERGER...................43
         5.1      Conditions to Each Party's Obliations......................43
         5.2      Conditions to Obligations of the Parent and
                    the Acquisition Subsidiary...............................44
         5.3      Conditions to Obligations of the Company...................45
ARTICLE VI            INDEMNIFICATION........................................46
         6.1      Indemnification by the Company Members.....................46
         6.2      Indemnification by the Parent..............................47
         6.3      Indemnification Claims by the Parent.......................47
         6.4      Survival of Representations and Warranties.................50
         6.5      Limitations on Parent's Claims for Indemnification.........51
ARTICLE VII           DEFINITIONS............................................51
ARTICLE VIII          TERMINATION............................................54
         8.1      Termination by Mutual Agreement............................54
         8.2      Termination for Failure to Close...........................54
         8.3      Termination by Operation of Law............................54
         8.4      Termination for Failure to Perform Covenants
                    or Conditions............................................54
         8.5      Effect of Termination or Default; Remedies.................55
         8.6      Remedies; Specific Performance.............................55
ARTICLE IX            MISCELLANEOUS..........................................55
         9.1      Press Releases and Announcements...........................55
         9.2      No Third Party Beneficiaries...............................55
         9.3      Entire Agreement...........................................55
         9.4      Succession and Assignment..................................56
         9.5      Counterparts and Facsimile Signature.......................56
         9.6      Headings...................................................56
         9.7      Notices....................................................56
         9.8      Governing Law..............................................57
         9.9      Amendments and Waivers.....................................57
         9.10     Severability...............................................57
         9.11     Submission to Jurisdiction.................................57
         9.12     Construction...............................................58

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EXHIBITS
Exhibit A       Form Split-Off Agreement
Exhibit B       Form Escrow Agreement
Exhibit C       Opinion of Counsel to the Company
Exhibit D       Opinion of Counsel to the Parent and the Acquisition Subsidiary
Exhibit E       Form of Limited Liability Company Operating Agreement

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 15, 2006, by and among MMC Energy, Inc. (f/k/a High Tide Ventures, Inc.), a Nevada corporation (the "Parent"), MMC Energy Acquisition Corp., a Delaware corporation (the "Acquisition Subsidiary") and MMC Energy North America, LLC, a Delaware limited liability company (the "Company"). The Parent, the Acquisition Subsidiary and the Company are each a "Party" and referred to collectively herein as the "Parties."

      WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company, with the Company as the surviving entity after the merger (the "Merger"), whereby the members of the Company will receive common stock of the Parent in exchange for their membership interests in the Company;

      WHEREAS, the Parent, formerly known as High Tide Ventures, Inc., has changed its name to MMC Energy, Inc. in contemplation of the Merger;

      WHEREAS, simultaneously with the closing of the Merger, the Parent shall complete a private placement offering (the "Private Placement Offering") of a minimum (the "Minimum") of 6,000,000 shares of the common stock, $0.001 par value per share (the "Parent Common Stock") of the Parent and a maximum (the "Maximum) of 10,000,000 shares of Parent Common Stock at the purchase price of $1.00 per share (the "PPO Price");

      WHEREAS, contemporaneously with the closing of the Merger, the Parent intends to split-off its wholly owned subsidiary, High Tide Leaseco, Inc., a Nevada corporation ("Leaseco"), through the sale of all of the outstanding capital stock of Leaseco (the "Split-Off") upon the terms and conditions of a split-off agreement by and among Parent, Brent Peters ("Peters"), Douglas Smith ("Smith) (Peters and Smith are collectively referred to as "Buyer"), the Company and Leaseco, substantially in the form of Exhibit A attached hereto (the "Split-Off Agreement"); and

      WHEREAS, Parent, Acquisition Subsidiary, and the Company desire that the Merger qualifies as part of an exchange under Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows.

                                   ARTICLE I
                                   THE MERGER

      1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Acquisition Subsidiary shall merge with and into the Company at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving entity in the Merger (the "Surviving Entity"). The "Effective Time" shall be the later to occur of the time at which a certificate of merger (the "Certificate of Merger") and other appropriate or required documents prepared and executed in accordance with the Delaware General Corporation Law (the "GCL") and/or the Delaware Limited Liability Company Act (the "LLCA") are filed with the Secretary of State of Delaware. The Merger shall have the effects set forth in Section 259 of the GCL and/or Section 18-209 of the LLCA.

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      1.2 The Closing. The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place at the offices of Gottbetter & Partners, LLP in New York, New York commencing at 10:00 a.m. local time on May 19, 2006, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in
Article V hereof (the "Closing Date").

      1.3 Actions at the Closing. At the Closing:

            (a) the Company shall deliver to the Parent and the Acquisition Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

            (b) the Parent and the Acquisition Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 5.3;

            (c) the Surviving Entity shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

            (d) each of the members of record of the Company immediately prior to the Effective Time (the "Company Members") shall deliver to the Parent the certificate(s) representing his, her or its Company Interests (as defined below), except as provided in Disclosure Schedule 1.3;

            (e) the Parent shall deliver certificates for the Initial Shares (as defined below) to each Company Member in accordance with Section 1.5;

            (f) the Parent shall deliver to the Company (i) evidence that the Parent's board of directors is authorized to consist of five individuals, (ii) the resignations of all individuals who served as directors and/or officers of the Parent immediately prior to the Closing Date, (iii) evidence of the appointment of five directors to serve immediately following the Closing Date, four of whom shall have been designated by the Company and one of whom shall have been designated by the Parent, and (v) evidence of the appointment of such executive officers of the Parent to serve immediately following the Closing Date as shall have been designated by the Company; and

            (g) the Parent, Karl W. Miller (the "Indemnification Representative") and Gottbetter & Partners, LLP (the "Escrow Agent") shall execute and deliver the Escrow Agreement in substantially the form attached hereto as Exhibit B (the "Escrow Agreement") and the Parent shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.9.

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      1.4 Additional Actions. If at any time after the Effective Time the
Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition Subsidiary or (b) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either the Company or Acquisition Subsidiary, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition Subsidiary, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition Subsidiary, as applicable, and otherwise to carry out the purposes of this Agreement.

      1.5 Conversion of Interests. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

            (a) Each membership interest of the Company ("Company Interests") issued and outstanding immediately prior to the Effective Time (other than Company Interests owned beneficially by the Parent or the Acquisition Subsidiary) shall be converted into and represent the right to receive (subject to the provisions of Section 1.9) such number of shares of Parent Common Stock as is set out on Disclosure Schedule 1.5, and which is consistent with the Company's limited liability agreement. An aggregate of 23,875,000 shares of Parent Common Stock shall be issued to the stockholders of the Company in connection with the Merger.

            (b) The calculation of conversion of membership interests will be done on a diluted basis, after giving effect to the exercise of any and all outstanding options ("Options"), warrants ("Warrants") and other rights to acquire Company Interests. Holders of Company Interests of record of the Company as of the Closing Date (the "Indemnifying Members") shall be entitled to receive immediately 95% of the shares of Parent Common Stock into which their Company Interests were converted pursuant to Disclosure Schedule 1.5 (the "Initial Shares"); the remaining 5% of the shares of Parent Common Stock into which their Company Interests were converted pursuant to Disclosure Schedule 1.5, rounded to the nearest whole number (with 0.5 shares rounded upward to the nearest whole number) (the "Escrow Shares"), shall be deposited in escrow pursuant to Section
1.9 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares."

            (c) Each issued and outstanding share of common stock, par value $0.001 per share, of the Acquisition Subsidiary shall be converted into one validly issued, fully paid and nonassessable membership interest in the Surviving Entity.

      1.6 Intentionally Omitted.

      1.7 Fractional Shares. No certificates or scrip representing fractional Initial Shares shall be issued to Company Members on the surrender for exchange of certificates that immediately prior to the Effective Time represented Company Interests converted into Merger Shares pursuant to Section 1.5 ("Certificates") and such Company Members shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Initial Shares that would have otherwise been issued to such Company Members. In lieu of any fractional Initial Shares that would have otherwise been issued, each former Company Member that would have been entitled to receive a fractional Initial Share shall, on proper surrender of such person's Certificates, receive such whole number of Initial Shares as is equal to the precise number of Initial Shares to which such Company Member would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to 0.5 rounded upward to the nearest whole number); provided that each such Company Member shall receive at least one Initial Share.

      1.8 Intentionally Omitted.

      1.9 Escrow. On the Closing Date, the Parent shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5, for the purpose of securing the indemnification obligations of the Indemnifying Members set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent pursuant to the Escrow Agreement, in substantially the form set forth in Exhibit B attached hereto. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

      1.10 Limited Liability Company.

            (a) The certificate of formation of the Company in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Entity until duly amended or repealed.

            (b) As a result of the Merger, the Parent shall be the sole member of the Company.

            (c) Immediately following the merger, the limited liability company agreement of the Company shall be replaced with an amended and restated limited liability company agreement in substantially the form attached hereto as Exhibit E.

      1.11 No Further Rights. From and after the Effective Time, no Company Interests shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

      1.12 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Interests shall thereafter be made. If, after the Effective Time, Certificates are presented to the Parent or the Surviving Entity, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5, subject to Section 1.9.

      1.13 Post-Closing Adjustment. In the event that, during the period commencing from the Closing Date and ending on the second anniversary of the Closing Date, the Company (or its controlling members immediately prior to the Merger) or the Parent incurs any Loss with respect to, in connection with, or arising from any Parent Liabilities, then promptly following the filing by the Parent with the Securities and Exchange Commission (the "SEC") of a quarterly report relating to the most recent completed quarter for which such determination has been made, the Parent shall issue to the Company Members and/or their designees such number of shares of Parent Common Stock as would result from dividing (x) the whole dollar amount representing such Losses by (y) the PPO Price. The limit on the aggregate number of shares of Parent Common Stock issuable under this Section 1.13 shall be 2,000,000 shares. As used in this Section 1.13: (a) "Loss" shall mean any and all costs and expenses, including reasonable attorneys' fees, court costs, reasonable accountants' fees, and damages and losses, net of any insurance proceeds actually received by the Party suffering the Loss with respect thereto; (b) "Claims" shall include, but are not limited to, any claim, notice, suit, action, investigation, other proceedings (whether actual or threatened); and (c) "Parent Liabilities" shall mean all Claims against and liabilities, obligations or indebtedness of any nature whatsoever of Leaseco, whenever accruing, and of the Parent, accruing on or before the Closing Date (whether primary, secondary, direct, indirect, liquidated, unliquidated or contingent, matured or unmatured), including, but not limited to (i) any breach by the Parent or the Acquisition Subsidiary of any of their respective representations or warranties set forth in Article III herein, (ii) any litigation threatened, pending or for which a basis exists, that has resulted or may result in the entry of judgment in damages or otherwise against the Parent or any Parent Subsidiary (as defined in this Agreement);
(iii) any and all outstanding debts owed by the Parent or any Parent Subsidiary;
(iv) any and all internal or employee related disputes, arbitrations or administrative proceedings threatened, pending or otherwise outstanding, (v) any and all liens, foreclosures, settlements, or other threatened, pending or otherwise outstanding financial, legal or similar obligations of the Parent or any Parent Subsidiary, (vi) any and all Taxes for which Parent or any of its direct or indirect assets may be liable or subject, for any taxable period (or portion thereof) ending on or before the Closing Date, including, without limitation, any and all Taxes resulting from or attributable to Parent's ownership or operation of the Leaseco assets, (vii) any and all Taxes for which Parent or its assets may be liable or subject (including, without limitation, the interests and assets of the Surviving Entity and any Parent Subsidiary) as a consequence of Parent's acquisition, formation, capitalization, ownership, and Split-Off of Leaseco, whether related to a taxable period (or portion thereof) ending on or after the Closing Date, and (vii) all fees and expenses incurred in connection with effecting the adjustments contemplated by this Section 1.13, as such Parent Liabilities are determined by the Parent's independent auditors, on a quarterly basis.

      1.14 Exemption From Registration. Parent and the Company intend that the shares of Parent Common Stock to be issued pursuant to Section 1.5 hereof will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), by reason of section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the SEC thereunder.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Parent that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Parent on the date hereof and accepted in writing by the Parent (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and except to the extent that it is clear from the context thereof that such disclosure also applies to any other paragraph, the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II. For purposes of this Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Company, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry with respect to the matter in question.

      2.1 Organization, Qualification and Corporate Power. The Company is a limited liability company duly organized, validly existing and in organizational and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in organizational and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite organizational power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Parent complete and accurate copies of its certificate of formation and limited liability company agreement. The Company is not in default under or in violation of any provision of its certificate of formation, as amended to date, or its limited liability company agreement, as amended to date. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company, but excludes additional re-commissioning costs and other operating expenses incurred as contemplated by the budget provided by the Company to the Parent.

      2.2 Capitalization. As of the date of this Agreement, 67.67 units of Company Interests were issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of all members of the Company, indicating the number of Company Interests held by each stockholder. All of the issued and outstanding Company Interests are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its equity securities. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Company Interests were issued in compliance with applicable federal and state securities laws.

      2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Interests entitled to vote on this Agreement and the Merger (the "Requisite Company Member Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the managing member of the Company (i) determined that the Merger is fair and in the best interests of the Company and the Company Members, (ii) adopted this Agreement in accordance with the provisions of the LLCA, and (iii) directed that this Agreement and the Merger be submitted to the Company Members for their adoption and approval and resolved to recommend that the Company Members vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      2.4 Noncontravention. Subject to the filing of the Certificate of Merger as required by the GCL and the LLCA, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the certificate of formation or limited liability company agreement of the Company, as amended to date, bylaws or other organizational document of any Company Subsidiary, (b) require on the part of the Company or any Company Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), except for such permits, authorizations, consents and approvals for which the Company is obligated to use its Reasonable Best Efforts to obtain pursuant to
Section 4.2(a), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any Party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound or to which any of their assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation in any contract or instrument set forth in Section 2.4 of the Disclosure Schedule, for which the Company is obligated to use its Reasonable Best Efforts to obtain waiver, consent or approval pursuant to Section 4.2(b), (ii) any conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or
(iii) any notice, consent or waiver the absence of which, individually or in the aggregate, would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or any Company Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their properties or assets. For purposes of this
Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

      2.5 Subsidiaries.

            (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each Company Subsidiary; (ii) the number and type of outstanding equity securities of each Company Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Company Subsidiary; (iv) the names of the officers and directors of each Company Subsidiary; and (v) the jurisdictions in which each Company Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity. For purposes of this Agreement, a "Subsidiary" of an entity means any corporation, partnership, joint venture, limited liability company or other entity in which such parent entity holds, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (collectively, the "Subsidiaries").

            (b) Each Company Subsidiary is an entity duly organized, validly existing and in organizational and tax good standing under the laws of the jurisdiction of its incorporation. Each Company Subsidiary is duly qualified to conduct business and is in organizational and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires qualification to do business, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered or made available to the Parent complete and accurate copies of the charter, bylaws or other organizational documents of each Company Subsidiary. No Company Subsidiary is in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding equity interests of each Company Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All equity interests in each Company Subsidiary that are held of record or owned beneficially by either the Company or any Company Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Company Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Company Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Company Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity interests of any Company Subsidiary.

            (c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Company Subsidiary.

      2.6 Financial Statements. The Company has provided or made available to the Parent (a) the audited balance sheet of the Company at December 31, 2005, and the related statements of operations and cash flows for the year ended December 31, 2005 (collectively, the "Company Year-End Financial Statements") and (b) the unaudited balance sheet of the Company (the "Company Interim Balance Sheet") at March 31, 2006 (the "Company Interim Balance Sheet Date") and the related statements of operations and cash flows for the three months then ended (collectively, the "Company Interim Financial Statements," and with the Year-End Financial Statements, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Company Subsidiaries as of the respective dates thereof and for the periods referred to therein, comply as to form with the applicable rules and regulations of the SEC for inclusion of such Company Financial Statements in the Parent's filings with the SEC as required by the Securities Exchange Act of 1934 (the "Exchange Act") and are consistent with the books and records of the Company and the Company Subsidiaries; provided, however, that the Company Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments.

      2.7 Absence of Certain Changes. Since the Company Interim Balance Sheet Date, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) neither the Company nor any Company Subsidiary has taken any of the actions set forth in paragraphs (a) through (m) of Section 4.4.

      2.8 Undisclosed Liabilities. None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section 2.6,
(b) liabilities which have arisen since the Company Interim Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

      2.9 Tax Matters.

            (a) For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                  (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

            (b) As of the Effective Time the Company and each of the Company Subsidiaries will have filed all Tax Returns that it was required to file, and all such Tax Returns will be complete and accurate in all material respects. Neither the Company nor any Company Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Company Subsidiaries are or were members. Each of the Company and the Company Subsidiaries has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company and the Company Subsidiaries for tax periods or portions thereof ending on or before the Closing Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Interim Balance Sheet. Neither the Company nor any Company Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Company Subsidiary during a prior period) other than the Company and the Company Subsidiaries. All Taxes that the Company or any Company Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (c) The Company has delivered or made available to the Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Company Subsidiary since December 31, 2005. No examination or audit of any Tax Return of the Company or any Company Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Company Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or Company Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

            (d) Neither the Company nor any Company Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Company Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code;
(iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

            (e) None of the assets of the Company or any Company Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

            (f) Neither the Company nor any Company Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

            (g) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

            (h) Neither the Company nor any Company Subsidiary has distributed stock of any other Person, nor has its stock been distributed by another Person, in a transaction that was intended to be governed in whole or in part by Section 355 of the Code.

            (i) The Company is properly classified as a "partnership" for federal income Tax purposes within the meaning of Section 7701(a)(2) of the Code and Treasury Regulation section 301.7701-2(c)(1).

      2.10 Assets. Each of the Company and the Company Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company or any Company Subsidiary (tangible or intangible) is subject to any Security Interest.

      2.11 Owned Real Property. Neither the Company nor any Company Subsidiary owns any real property, except as otherwise listed in Section 2.11 of the Disclosure Schedule.

      2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Company Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered or made available to the Parent complete and accurate copies of the leases and subleases listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule:

            (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

            (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

            (c) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease;

            (d) neither the Company nor any Company Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

            (e) to the knowledge of the Company, there is no Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or a Company Subsidiary of the property subject thereto.

      2.13 Contracts.

            (a) Section 2.13 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Company Subsidiary is a party as of the date of this Agreement:

                  (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum or having a remaining term longer than 12 months;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $25,000, or (C) in which the Company or any Company Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                  (iii) any agreement establishing a partnership or joint
            venture;

                  (iv) any agreement (or group of related agreements) under
            which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or
            noncompetition;

                  (vi) any employment or consulting agreement;

                  (vii) any agreement involving any officer, director or
            stockholder of the Company or any affiliate, as defined in Rule 12b-2 under the Exchange Act (an "Affiliate"), thereof;

                  (viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

                  (ix) any agreement which contains any provisions requiring the
            Company or any Company Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

                  (x) any other agreement (or group of related agreements)
            either involving more than $25,000 or not entered into in the Ordinary Course of Business.

            (b) The Company has delivered or made available to the Parent a complete and accurate copy of each agreement listed in Section 2.13 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party under such contract.

      2.14 Accounts Receivable. All accounts receivable of the Company and the Company Subsidiaries reflected on the Company Interim Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Company Interim Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Company Interim Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Company Interim Balance Sheet.

      2.15 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Company Subsidiary.

      2.16 Insurance. Section 2.16 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Company Subsidiary is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Company Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Company Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

      2.17 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or has been threatened in writing against the Company or any Company Subsidiary which
(a) seeks either damages in excess of $25,000 or equitable relief or (b) if determined adversely to the Company or such Company Subsidiary, could have, individually or in the aggregate, a Company Material Adverse Effect.

      2.18 Employees.

            (a) Section 2.18 of the Disclosure Schedule contains a list of all employees of the Company and each Company Subsidiary whose annual rate of compensation exceeds $50,000 per year, along with the position and the annual rate of compensation of each such person. Section 2.18 of the Disclosure Schedule contains a list of all employees of the Company or any Company Subsidiary who are a party to a non-competition agreement with the Company or any Company Subsidiary; copies of such agreements have previously been delivered to the Parent. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Company Subsidiary.

            (b) Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the knowledge of the Company, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Company Subsidiary. To the knowledge of the Company there are no circumstances or facts which could individually or collectively give rise to a suit based on discrimination of any kind.

      2.19 Employee Benefits.

            (a) For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Employee Benefit Plan" means any "employee pension
            benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                  (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Company Subsidiary.

            (b) Section 2.19(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any Company Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to the Parent. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Company Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each Company Subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

            (c) To the knowledge of the Company, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

            (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and
Section 401(m)(2) of the Code for each plan year ending prior to the Closing
Date.

            (e) Neither the Company, any Company Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

            (f) At no time has the Company, any Company Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Company Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

            (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Company Subsidiary or any ERISA Affiliate that would subject the Company, any Company Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

            (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

            (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

            (k) Section 2.19(k) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company or any Company Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Company Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Company Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Company Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accruals for vacation, sickness and disability expenses are accounted for on the Interim Balance Sheet and are adequate and properly reflect the expenses associated therewith in accordance with generally accepted accounting principles.

      2.20 Environmental Matters.

            (a) Each of the Company and the Company Subsidiaries has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Company Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
(v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

            (b) Set forth in Section 2.20(b) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Company Subsidiary (whether conducted by or on behalf of the Company or a Company Subsidiary or a third party, and whether done at the initiative of the Company or a Company Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Parent.

            (c) To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Company Subsidiary.

      2.21 Legal Compliance. Each of the Company and the Company Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

      2.22 Customers and Suppliers. Section 2.22 of the Disclosure Schedule sets forth a list of each customer that accounted for more than 5% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Company Interim Balance Sheet Date and the amount of revenues accounted for by such customer during such period. No such customer has notified the Company in writing within the past year that it will stop buying services from the Company or any Company Subsidiary.

      2.23 Permits. Section 2.23 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Company Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Company Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

      2.24 Certain Business Relationships With Affiliates. Except as listed in
Section 2.24 of the Disclosure Schedule, no Affiliate of the Company or of any Company Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Company Subsidiary, (b) has any claim or cause of action against the Company or any Company Subsidiary, or (c) owes any money to, or is owed any money by, the Company or any Company Subsidiary. Section 2.24 of the Disclosure Schedule describes any transactions involving the receipt or payment in excess of $25,000 in any fiscal year between the Company or a Company Subsidiary and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Company Financial Statements, other than employment agreements.

      2.25 Brokers' Fees. Neither the Company nor any Company Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except as listed in Section 2.25 of the Disclosure Schedule.

      2.26 Books and Records. The minute books and other similar records of the Company and each Company Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, board of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meetings. The books and records of the Company and each Company Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

      2.27 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Parent all material information relating to the business of the Company or any Company Subsidiary or the transactions contemplated by this Agreement.

      2.28 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Section 2 are qualified by "knowledge" or "belief," the Company represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel.

      2.29 Managing Member Actions. The Company's managing member has determined that the Merger is fair and in the best interests of the Company Members and is on terms that are fair to the Company Members, and the managing member has the full authority to approve the Merger and this Agreement.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE PARENT
                         AND THE ACQUISITION SUBSIDIARY

      Each of the Parent and the Acquisition Subsidiary represents and warrants to the Company that the statements contained in this Article III are true and correct, except as set forth in the Parent Disclosure Schedule provided by the Parent and the Acquisition Subsidiary to the Company on the date hereof and accepted in writing by the Parent (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and except to the extent that it is clear from the context thereof that such disclosure also applies to any other paragraph, the disclosures in any paragraph of the Parent Disclosure Schedule shall qualify only the corresponding paragraph in this
Article III. For purposes of this Article III, the phrase "to the knowledge of the Parent" or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Parent, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry with respect to the matter in question.

      3.1 Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Parent is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of its certificate of incorporation and bylaws. For purposes of this Agreement, "Parent Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Parent and its subsidiaries, taken as a whole.

      3.2 Capitalization. The authorized capital stock of the Parent consists of
(a) 300,000,000 shares of Parent Common Stock, of which 12,650,000 shares were issued and outstanding as of March 31, 2006; and (b) 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued or outstanding of the date hereof. The Parent Common Stock is presently eligible for quotation and trading on the NASD Over-the-Counter Bulletin Board (the "OTCBB"). All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. There are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Parent. To the knowledge of the Parent, there are no agreements among other parties, to which the Parent is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Parent. All of the issued and outstanding shares of Parent Common Stock were issued in compliance with applicable federal and state securities laws. The 23,875,000 Merger Shares to be issued at the Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights. Immediately prior to the Effective Time, after giving effect to (i) the surrender of shares of Parent Common Stock by Buyer (the "Share Contribution") in connection with the Split-Off and (ii) the Stock Split, but without giving effect to the Private Placement Offering, there will be 11,750,000 shares of Parent Common Stock issued and outstanding.

      3.3 Authorization of Transaction. Each of the Parent and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Parent) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Parent and the Acquisition Subsidiary of this Agreement and (in the case of the Parent) the Split-Off Agreement, and the agreements contemplated hereby and thereby (collectively, the "Transaction Documentation") and the consummation by the Parent and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Parent and Acquisition Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Parent and the Acquisition Subsidiary and constitutes a valid and binding obligation of the Parent and the Acquisition Subsidiary, enforceable against them in accordance with its terms.

      3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, the regulations of the OTCBB and the filing of the Certificate of Merger as required by the GCL and the LLCA, neither the execution and delivery by the Parent or the Acquisition Subsidiary of this Agreement or the Transaction Documentation , nor the consummation by the Parent or the Acquisition Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the certificate of incorporation or bylaws of the Parent or the Acquisition Subsidiary, (b) require on the part of the Parent or the Acquisition Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any Party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent or the Acquisition Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or the Acquisition Subsidiary or any of their properties or assets.

      3.5 Subsidiaries.

            (a) Parent has no Subsidiaries other than the Acquisition Subsidiary and Leaseco. Each of the Acquisition Subsidiary and Leaseco is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. The Acquisition Subsidiary was formed solely to effectuate the Merger, Leaseco was formed solely to effectuate the Split-Off, and neither of them have conducted any business operations since its organization. The Parent has delivered or made available to the Company complete and accurate copies of the charter, bylaws or other organizational documents of the Acquisition Subsidiary. The Acquisition Subsidiary has no assets other than minimal paid-in capital, it has no liabilities or other obligations, and it is not in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of the Acquisition Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of the Acquisition Subsidiary are owned by Parent free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Parent or the Acquisition Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Parent Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Acquisition Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Acquisition Subsidiary.

            (b) At all times from February 13, 2003 through the date of this Agreement, the business and operations of the Parent have been conducted exclusively through Parent.

      3.6 Exchange Act Reports. The Parent has furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the SEC, and (b) all other reports filed by the Parent under Section 13 of the Exchange Act with the SEC since June 8, 2005 (such reports are collectively referred to herein as the "Parent Reports"). The Parent Reports constitute all of the documents required to be filed by the Parent under Section 13 of the Exchange Act with the SEC from June 8, 2005 through the date of this Agreement. The Parent Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.7 Compliance with Laws. Each of the Parent and its Subsidiaries:

            (a) and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect;

            (b) has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

            (c) has not, and the past and present officers, directors and Affiliates of the Parent have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that Parent or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

            (d) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

            (e) has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Parent have any reason to believe that the Parent or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

            (f) on or prior to the Closing will discontinue all of its business operations without any Parent Material Adverse Effect, does not and will not on the Closing, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, and is not a party to any executory agreements; and

            (g) is not a "blank check company" as such term is defined by Rule 419 of the Securities Act.

      3.8 Financial Statements. The audited financial statements and unaudited interim financial statements of the Parent included in the Parent Reports (collectively, the "Parent Financial Statements") (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed,
(ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-QSB under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Parent as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Parent.

      3.9 Absence of Certain Changes. Since the date of the balance sheet contained in the most recent Parent Report, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect.

      3.10 Litigation. Except as disclosed in the Parent Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Parent's knowledge, threatened against the Parent or any Parent Subsidiary which, if determined adversely to the Parent or the Parent Subsidiary, could have, individually or in the aggregate, a Parent Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

      3.11 Undisclosed Liabilities. None of the Parent and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent Parent Report, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent Parent Report in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

      3.12 Tax Matters.

            (a) As of the Effective Time the Parent and each of the Parent Subsidiaries will have filed all Tax Returns that it was required to file, and all such Tax Returns will be complete and accurate in all material respects. Neither the Parent nor any Parent Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Parent and the Parent Subsidiaries are or were members. Each of the Parent and the Parent Subsidiaries as of the Effective Time will have paid all Taxes that were due and payable. The unpaid Taxes of the Parent and the Parent Subsidiaries for tax periods or portions thereof ending on or before the Closing Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the balance sheet contained in the most recent Parent Report. Neither the Parent nor any Parent Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Parent or any Parent Subsidiary during a prior period) other than the Parent and the Parent Subsidiaries. All Taxes that the Parent or any Parent Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. As of the date of this Agreement, Parent and the Parent Subsidiaries have filed all Tax Returns, and have paid all Taxes, with respect to all years through and including the year ended December 31, 2005.

            (b) The Parent has delivered or made available to the Company complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Parent or any Parent Subsidiary since December23, 2003. No examination or audit of any Tax Return of the Parent or any Parent Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Parent, threatened or contemplated. Neither the Parent nor any Parent Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Parent or Parent Subsidiary was required to file any Tax Return that was not filed. Neither the Parent nor any Parent Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

            (c) Neither the Parent nor any Parent Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Parent or the Parent Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code;
(iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

            (d) None of the assets of the Parent or any Parent Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

            (e) Neither the Parent nor any Parent Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

            (f) No state or federal "net operating loss" of the Parent determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

            (g) Neither the Parent nor any Parent Subsidiary has distributed stock of any other Person, nor has its stock been distributed by another Person, in a transaction that was intended to be governed in whole or in part by Section 355 of the Code.

      3.13 Assets. Each of the Parent and the Parent Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Parent or any Parent Subsidiary (tangible or intangible) is subject to any Security Interest.

      3.14 Owned Real Property. Neither the Parent nor any Parent Subsidiary owns any real property.

      3.15 Real Property Leases. Section 3.15 of the Parent Disclosure Schedule lists all real property leased or subleased to or by the Parent or any Parent Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Parent has delivered or made available to the Company complete and accurate copies of the leases and subleases listed in Section 3.15 of the Parent Disclosure Schedule. With respect to each lease and sublease listed in Section 3.15 of the Parent Disclosure
Schedule:

            (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

            (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

            (c) neither the Parent nor any Parent Subsidiary nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Parent or any Parent Subsidiary or, to the knowledge of the Parent, any other party under such lease or sublease;

            (d) neither the Parent nor any Parent Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

            (e) the Parent is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Parent or a Parent Subsidiary of the property subject thereto.

      3.16 Contracts.

            (a) Section 3.16 of the Parent Disclosure Schedule lists the following agreements (written or oral) to which the Parent or any Parent Subsidiary is a party as of the date of this Agreement:

                  (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $5,000, or (C) in which the Parent or any Parent Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                  (iii) any agreement establishing a partnership or joint
            venture;

                  (iv) any agreement (or group of related agreements) under
            which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or
            noncompetition;

                  (vi) any employment or consulting agreement;

                  (vii) any agreement involving any officer, director or
            stockholder of the Parent or any Affiliate thereof;

                  (viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Parent Material Adverse Effect;

                  (ix) any agreement which contains any provisions requiring the
            Parent or any Parent Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

                  (x) any other agreement (or group of related agreements)
            either involving more than $5,000 or not entered into in the Ordinary Course of Business.

            (b) The Parent has delivered or made available to the Company a complete and accurate copy of each agreement listed in Section 3.16 of the Parent Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect;
(ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Parent nor any Parent Subsidiary nor, to the knowledge of the Parent, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Parent, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Parent or any Parent Subsidiary or, to the knowledge of the Parent, any other party under such contract.

      3.17 Accounts Receivable. All accounts receivable of the Parent and the Parent Subsidiaries reflected on the balance sheet contained in the most recent Parent Report are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on such balance sheet. All accounts receivable reflected in the financial or accounting records of the Parent that have arisen since the date of the balance sheet contained in the most recent Parent Report are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on such balance sheet.

      3.18 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Parent or any Parent Subsidiary.

      3.19 Insurance. Section 3.19 of the Parent Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Parent or any Parent Subsidiary is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Parent and the Parent Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Parent nor any Parent Subsidiary may be liable for retroactive premiums or similar payments, and the Parent and the Parent Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

      3.20 Warranties. No service sold or delivered by the Parent or any Parent Subsidiary is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Parent or the appropriate Parent Subsidiary, which are set forth in Section 3.20 of the Parent Disclosure Schedule.

      3.21 Employees.

            (a) Section 3.21 of the Parent Disclosure Schedule contains a list of all employees of the Parent and each Parent Subsidiary whose annual rate of compensation exceeds $50,000 per year, along with the position and the annual rate of compensation of each such person. Each current or past employee of the Parent or any Parent Subsidiary has entered into a confidentiality/assignment of inventions agreement with the Parent or such Subsidiary, a copy or form of which has previously been delivered to the Company. Section 3.21 of the Parent Disclosure Schedule contains a list of all employees of the Parent or any Parent Subsidiary who are a party to a non-competition agreement with the Parent or any Parent Subsidiary; copies of such agreements have previously been delivered to the Company. To the knowledge of the Parent, no key employee or group of employees has any plans to terminate employment with the Parent or any Parent Subsidiary.

            (b) Neither the Parent nor any Parent Subsidiary is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Parent has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Parent or any Parent Subsidiary.

      3.22 Employee Benefits.

            (a) Section 3.22(a) of the Parent Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Parent, any Parent Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to the Parent. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Parent, the Parent Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Parent, each Parent Subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

            (b) To the knowledge of the Parent, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

            (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and
Section 401(m)(2) of the Code for each plan year ending prior to the Closing
Date.

            (d) Neither the Parent, any Parent Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

            (e) At no time has the Parent, any Parent Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Parent or any Parent Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

            (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Parent, any Parent Subsidiary or any ERISA Affiliate that would subject the Parent, any Parent Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

            (h) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

            (i) Each Employee Benefit Plan is amendable and terminable unilaterally by the Parent at any time without liability to the Parent as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Parent from amending or terminating any such Employee Benefit Plan.

            (j) Section 3.22(j) of the Parent Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Parent or any Parent Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Parent or any Parent Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Parent or any Parent Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Parent or any Parent Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accruals for vacation, sickness and disability expenses are accounted for on the Most Recent Balance Sheet and are adequate and properly reflect the expenses associated therewith in accordance with generally accepted accounting principles.

      3.23 Environmental Matters.

            (a) Each of the Parent and the Parent Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. There is no pending or, to the knowledge of the Parent, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Parent or any Parent Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

            (b) Set forth in Section 3.23(b) of the Parent Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Parent or a Parent Subsidiary (whether conducted by or on behalf of the Parent or a Parent Subsidiary or a third party, and whether done at the initiative of the Parent or a Parent Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Parent has possession of or access to. A complete and accurate copy of each such document has been provided to the Parent.

            (c) The Parent is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Parent or any Parent Subsidiary.

      3.24 Permits. Section 3.24 of the Parent Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Parent Permits") issued to or held by the Parent or any Parent Subsidiary. Such listed Permits are the only Parent Permits that are required for the Parent and the Parent Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each such Parent Permit is in full force and effect and, to the knowledge of the Parent, no suspension or cancellation of such Parent Permit is threatened and there is no basis for believing that such Parent Permit will not be renewable upon expiration. Each such Parent Permit will continue in full force and effect immediately following the Closing.

      3.25 Certain Business Relationships With Affiliates. No Affiliate of the Parent or of any Parent Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Parent or any Parent Subsidiary, (b) has any claim or cause of action against the Parent or any Parent Subsidiary, or (c) owes any money to, or is owed any money by, the Parent or any Parent Subsidiary. Section 3.25 of the Parent Disclosure Schedule describes any transactions involving the receipt or payment in excess of $5,000 in any fiscal year between the Parent or a Parent Subsidiary and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Parent Financial Statements, other than employment agreements.

      3.26 Tax Matters.

            (a) The Parent (i) is not an "investment company" as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code or as determined pursuant to
Section 351(e) of the Code and the Treasury Regulations promulgated thereunder;
(ii) has no present plan or intention to dissolve the Surviving Entity or to merge the Surviving Entity with or into any other corporation or entity, or to sell or otherwise dispose of the membership interests of the Surviving Entity which Parent will acquire in the Merger, or to cause the Surviving Entity to sell or otherwise dispose of its assets, all except in the ordinary course of business; (iii) has no present plan or intention, following the Merger, to issue any additional membership interests in the Surviving Entity or to create any new class of equity in the Surviving Entity; and (iv) has not filed or made, and will not file or make (or permit others to file or make), any election under
Section 338 with respect to the Merger (whether with regard to a Subsidiary of the Company or otherwise); and (v) has not filed or made, and will not file or make (or permit others to file or make), any election (whether under Treasury Regulation Section 301.7701-3 or otherwise) the effect of which could cause the Company to be classified as an association taxable as a corporation for federal, state, local or foreign income tax purposes for any tax period or portion thereof ending on or before the Closing Date.

            (b) The Acquisition Subsidiary is a wholly-owned Subsidiary of the Parent, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

            (c) The Parent has no present plan or intention to reacquire any of the Merger Shares.

            (d) The Acquisition Subsidiary will have no liabilities assumed by the Surviving Entity and will not transfer to the Surviving Entity any assets subject to liabilities in the Merger.

            (e) None of Parent or the Surviving Entity will take or permit others to take any position on any U.S. federal, state, or local Tax Return, or take or permit others to take any other Tax reporting position, that is inconsistent with the treatment of the Merger as an exchange under Section 351(a) of the Code unless otherwise required by a judgment, decree, or other order by a court of competent jurisdiction that has become final and nonappealable or by applicable state or local Tax law.

            (f) To the best of the knowledge of Parent, no party to the Merger, none of the Company Members, and none of the Persons holding Parent Common Stock immediately prior to the Merger and the Private Placement Offering (an "Existing Parent Stockholder") is, or at the Effective Time will be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

            (g) Any and all underwriters involved in either the Merger or the Private Placement Offering were retained and acted solely as agent of Parent. Further, no underwriter took legal title to or beneficial ownership of Parent Common Stock issued in connection with the Merger or the Private Placement Offering.

            (h) None of Parent's Common Stock was received by an Existing Company Stockholder, whether in connection with the Private Placement Offering or otherwise, pursuant to the exercise of an "incentive stock option" as defined in Section 422(b) of the Code.

            (i) In connection with the Private Placement Offering and the Merger, the only property that will be contributed or transferred (including deemed transfers pursuant to Section 1.5 hereof) to Parent or Acquisition Subsidiary in exchange for Parent Common Stock will be cash and Company Interests.

            (j) Immediately following consummation of the Merger and the Private Placement Offering, the Parent Common Stock shall constitute the only capital stock of Parent then issued or outstanding, and no options, warrants, convertible notes or other rights to acquire capital stock of the Parent will be issued, outstanding, or otherwise in effect, whether by contract or otherwise.

            (k) The Parent Common Stock is not "nonqualified preferred stock" within the meaning of Section 351(g) of the Code.

            (l) None of the Parent Common Stock to be received by any Person in connection with the Merger or Private Placement Offering will be separate consideration for, or allocable to, the performance of services, or any employment, consulting or similar agreement.

            (m) Neither Parent nor Acquisition Subsidiary has any plan or intention to reacquire any of the Parent Common Stock issued in connection with the Merger or the Private Placement Offering.

            (n) The Private Placement Offering, the Merger, and the Split-Off are mutually interdependent steps (i.e., one will not occur but for the occurrence of the other); and the Private Placement Offering and the Merger are part of a combined, overall, concurrent transaction whereby the (i) the Private Placement Offering investors (excluding for this purpose, any Existing Company Stockholder that acquires Parent stock in the Private Placement Offering), (ii) Company Members that acquire Merger Shares in the Merger, and (iii) each Existing Company Stockholder that acquires Parent Common Stock in the Private Placement Offering for an amount at least equal to 10% of the fair market value of the Parent stock held by such Existing Company Stockholder immediately prior to the Merger and the Private Placement Offering, collectively will "control" Parent within the meaning of Section 368(c) of the Code immediately after the Private Placement Offering and Merger.

            (o) To the best of the knowledge of Parent, each Person receiving Parent Common Stock in connection with the Private Placement Offering or the Merger will own all legal and beneficial rights to such stock, and there is no plan, arrangement, agreement, contract, intention, or understanding, whether written or verbal and whether or not enforceable in law or equity, to sell, transfer, assign, pledge or otherwise dispose of such Parent Common Stock.

            (p) Parent is not, a "personal service corporation" within the meaning of Section 269A of the Code.

            (q) None of the shares of Parent Common Stock have dividend arrearages, and none of the Parent Common Stock to be received by existing Company Members will be in exchange for the discharge of dividend arrears.

            (r) The Split-Off Agreement will constitute a legally binding obligation between Parent and Buyer prior to the Effective Time and the Private Placement Offering; immediately following consummation of the Merger and the Private Placement Offering, Parent will distribute the stock of Leaseco to Buyer in cancellation of the Purchase Price Shares (as such term is defined in the Split-Off Agreement); no property other than the capital stock of Leaseco will be distributed by Parent to Buyer in connection with or following the Merger or Private Placement Offering; upon execution of the Split-Off Agreement, Buyer will have no right to sell or transfer the Purchased Shares to any person without Parent's prior written consent, and Parent will not consent (nor will it permit others to consent) to any such sale or transfer; upon execution of the Split-Off Agreement, there will be no other plan, arrangement, agreement, contract, intention, or understanding, whether written or verbal and whether or not enforceable in law or equity, that would permit Buyer to vote the Purchased Shares or receive any property or other distributions from Parent with respect to the Purchased Shares other than the capital stock of Leaseco.

      3.27 Split-Off. As of the Effective Time, the Parent will have discontinued all of its business operations which it conducted prior to the Effective Time by closing the transactions contemplated by the Split-Off Agreement. Upon the closing of the transactions contemplated by the Split-Off Agreement, the Parent will have no material liabilities, contingent or otherwise in any way related to its pre-Effective Time business operations.

      3.28 Brokers' Fees. Except as set forth on Section 3.28 of the Parent Disclosure Schedule, neither the Parent nor the Acquisition Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      3.29 Disclosure. No representation or warranty by the Parent contained in this Agreement or in any of the Transaction Documentation, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Parent has disclosed to the Company all material information relating to the business of the Parent or any Parent Subsidiary or the transactions contemplated by this Agreement.

      3.30 Interested Party Transactions. Except for the Split-Off Agreement, to the knowledge of the Parent, no officer, director or stockholder of Parent or any "affiliate" (as such term is defined in Rule 12b-2 under the Exchange Act) or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such person has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Parent or any Parent Subsidiary or (ii) purchases from or sells or furnishes to Parent or any Parent Subsidiary any goods or services, or (b) a beneficial interest in any contract or agreement to which Parent or any Parent Subsidiary is a party or by which it may be bound or affected. Neither Parent or any Parent Subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Parent or any Parent Subsidiary.

      3.31 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Section 3 are qualified by "knowledge" or "belief," Parent represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel.

      3.32 Accountants. Morgan & Company, Chartered Accountants, are and has been throughout the periods covered by such financial statements (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, (b) "independent" with respect to Parent within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the Commission and the Public Company Accounting Oversight Board. Schedule 3.32 lists all non-audit services performed by Morgan & Company, Chartered Accountants, for Parent and/or any Parent Subsidiary since February 13, 2003. None of the reports of Morgan & Company, Chartered Accountants, on the financial statements of Parent for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During Parent's two most recent fiscal years and the subsequent interim periods, there were no disagreements with Morgan & Company, Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) of Regulation S-B occurred with respect to Morgan & Company, Chartered Accountants.

      3.33 Minute Books. The minute books, if any, of Parent and each Parent Subsidiary contain, in all material respects, a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of organization of each such corporation through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material. Parent has provided true and complete copies of all such minute books, if any, to the Company's representatives.

      3.34 Board Action. The Parent's Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Parent's stockholders and is on terms that are fair to such Parent stockholders and (b) has caused the Parent, in its capacity as the sole stockholder of the Acquisition Subsidiary, and the Board of Directors of the Acquisition Subsidiary, to approve the Merger and this Agreement by written consent.

                                   ARTICLE IV
                                    COVENANTS

      4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

      4.2 Governmental and Third-Party Notices and Consents.

            (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

            (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section
2.4 of the Disclosure Schedule.

      4.3 Current Report.

            (a) As soon as reasonably practicable after the execution of this Agreement, the Parties shall prepare a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the "Current Report"). Each of the Company and Parent shall use its reasonable efforts to cause the Current Report to be filed with the SEC within four business days of the execution of this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws. Further, the Parties shall prepare and file with the SEC an amendment to the Current Report within four business days after the Closing Date, if such Current Report was filed before the Closing Date.

      4.4 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Company Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not (and shall cause each Company Subsidiary not to), without the written consent of the Parent:

            (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any Warrants, Options or other rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options or Warrants outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Options or Warrants;

            (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

            (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

            (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

            (e) sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Company Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

            (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

            (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

            (h) amend its charter, by-laws or other organizational documents;

            (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

            (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

            (k) institute or settle any Legal Proceeding;

            (l) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

            (m) agree in writing or otherwise to take any of the foregoing actions.

      4.5 Access to Information.

            (a) The Company shall (and shall cause each Company Subsidiary to) permit representatives of the Parent to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Company Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Company Subsidiary.

            (b) Each of the Parent and the Acquisition Subsidiary (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Company Confidential Information" means any confidential or proprietary information of the Company or any Company Subsidiary that is furnished in writing to the Parent or the Acquisition Subsidiary by the Company or any Company Subsidiary in connection with this Agreement and is labeled confidential or proprietary; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Parent or the Acquisition Subsidiary, (C) which the Parent or the Acquisition Subsidiary knew or to which the Parent or the Acquisition Subsidiary had access prior to disclosure, or (D) which the Parent or the Acquisition Subsidiary rightfully obtains from a source other than the Company or a Company Subsidiary.

      4.6 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Parent shall (and shall cause each Parent Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Parent shall not (and shall cause each Parent Subsidiary not to), without the written consent of the Company:

            (a) issue or sell, or redeem or repurchase, any stock or other securities of the Parent or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with, the Private Placement Offering;

            (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except as contemplated by, and in connection with, the Stock Split;

            (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

            (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees, except for the adoption of Parent Option Plan covering 2,000,000 shares of Parent Common Stock in connection with the Merger (the "Parent Option Plan");

            (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Parent Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business, except as contemplated by, and in connection with, the Split-Off;

            (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

            (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

            (h) amend its charter, by-laws or other organizational documents;

            (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

            (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

            (k) institute or settle any Legal Proceeding;

            (l) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Parent and/or the Acquisition Subsidiary set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

            (m) agree in writing or otherwise to take any of the foregoing actions.

      4.7 Access to Information.

            (a) The Parent shall (and shall cause the Acquisition Subsidiary to) permit representatives of the Company to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent and the Acquisition Subsidiary) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Parent and the Acquisition Subsidiary.

            (b) The Company (i) shall treat and hold as confidential any Parent Confidential Information (as defined below), (ii) shall not use any of the Parent Confidential Information except in connection with this Agreement, and
(iii) if this Agreement is terminated for any reason whatsoever, shall return to the Parent all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Parent Confidential Information" means any confidential or proprietary information of the Parent or any Parent Subsidiary that is furnished in writing to the Company by the Parent or the Acquisition Subsidiary in connection with this Agreement and is labeled confidential or proprietary; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Company, (C) which the Company knew or to which the Company had access prior to disclosure or (D) which the Company rightfully obtains from a source other than the Parent or the Acquisition Subsidiary.

      4.8 Expenses. The costs and expenses (including legal fees and expenses of Parent and the Company) incurred in connection with this Agreement and the transactions contemplated hereby shall be payable at Closing from the proceeds of the Private Placement Offering.

      4.9 Indemnification.

            (a) The Parent shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of formation or limited liability company agreement of the Company for the benefit of any individual who served as a managing member, director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

            (b) From and after the Effective Time, the Parent agrees that it will, and will cause the Surviving Entity to, indemnify and hold harmless each present and former managing member, director and officer of the Company (the "Indemnified Executives") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware and Nevada law (and the Parent and the Surviving Entity shall also advance expenses as incurred to the fullest extent permitted under Delaware and Nevada law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

      4.10 Listing of Merger Shares. The Parent shall take whatever steps are necessary to cause the Merger Shares to be eligible for quotation on the NASD's OTC Bulletin Board.

      4.11 Intentionally Omitted.

      4.12 Split-Off. The Parent shall take whatever steps are necessary to enable it to effect the Split-Off as of the Effective Time.

      4.13 Stock Split. The Parent shall take whatever steps are necessary to enable it to effect the Stock Split prior to or as of the Effective Time.

      4.14 Stock Option Plan. The Board of Directors of and shareholders of Parent shall adopt the Parent Option Plan reserving for issuance 2,000,000 shares of Parent Common Stock, prior to or as of the Effective Time.

                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

      5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

            (a) this Agreement and the Merger shall have received the Requisite Company Member Approval;

            (b) the completion of the offer and sale of the Private Placement Offering, resulting in gross proceeds thereof of not less than $6,000,000; and

            (c) satisfactory completion by Parent and Company of all necessary legal due diligence.

      5.2 Conditions to Obligations of the Parent and the Acquisition Subsidiary. The obligation of each of the Parent and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

            (a) Intentionally Omitted.

            (b) the Company and its Subsidiaries shall have obtained (and shall have provided copies thereof to the Parent) all of the waivers, permits, consents, approvals or other authorizations, including but not limited to the consent of TD Banknorth, N.A., and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or the Company Subsidiaries, except for any the failure of which to obtain or effect would not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

            (c) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time, except to the extent that the inaccuracy of any such representation or warranty is the result of events or circumstances occurring subsequent to the date of this Agreement and any such inaccuracies, individually or in the aggregate, would not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement (it being agreed that any materiality qualifications in particular representations and warranties shall be disregarded in determining whether any such inaccuracies would have a Company Material Adverse Effect for purposes of this Section 5.2(c));

            (d) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

            (e) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

            (f) the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate (the "Company Certificate") to the effect that each of the conditions specified in clauses (a) and (c) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Company Subsidiary) of this Section 5.2 is satisfied in all respects; and

            (g) the Parent shall have received from McGuireWoods LLP, counsel to the Company, an opinion with respect to the matters set forth in Exhibit C attached hereto, addressed to the Parent and dated as of the Closing Date.

      5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

            (a) the Parent shall have obtained (and shall have provided copies thereof to the Company and its Subsidiaries) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Parent, except for any the failure of which to obtain or effect would not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

            (b) the representations and warranties of the Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time, except to the extent that the inaccuracy of any such representation or warranty is the result of events or circumstances occurring subsequent to the date of this Agreement and any such inaccuracies, individually or in the aggregate, would not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement (it being agreed that any materiality qualifications in particular representations and warranties shall be disregarded in determining whether any such inaccuracies would have a Parent Material Adverse Effect for purposes of this Section 5.3(b));

            (c) each of the Parent and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

            (d) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Parent Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

            (e) the Parent shall have delivered to the Company a certificate (the "Parent Certificate") to the effect that each of the conditions specified in clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Parent) of this Section 5.3 is satisfied in all respects;

            (f) the Company shall have received from Gottbetter & Partners, LLP, counsel to the Parent and the Acquisition Subsidiary, an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Company and dated as of the Closing Date;

            (g) the total number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall equal 11,750,000 shares, after giving effect to the Stock Split and the Split-Off, but excluding the shares of Parent Common Stock to be issued to accredited investors in the Private Placement Offering;

            (h) each of Karl W. Miller, Martin Quinn and Denis Gagnon shall have executed an employment agreement reasonably satisfactory to Karl W. Miller, Martin Quinn and Denis Gagnon, as the case may be, and Parent and the Company related to the employment of Karl W. Miller, Martin Quinn and Denis Gagnon by the Surviving Entity;

            (i) the Parent shall have adopted the Parent Option Plan;

            (j) the Company shall have received a certificate of Parent's transfer agent and registrar certifying that as of the Closing Date there are 11,750,000 shares of Parent Common Stock issued and outstanding (without giving effect to the 5,000,000 shares of Parent Common Stock to be retired in connection with the Split-Off and the shares of Parent Common Stock issued in the Private Placement Offering);

            (k) the aggregate number of shares of the Parent Common Stock owned by the Company Members and the investors in the Private Placement Offering constitute at least 80% of the outstanding capital stock of the Parent at the time of the Closing; and

            (l) contemporaneously with the closing of the Merger, the Parent, Leasco, and the Buyer shall execute the Split-Off Agreement, which Split-Off is effective simultaneous with the Merger.

                                   ARTICLE VI
                                 INDEMNIFICATION

      6.1 Indemnification by the Company Members. The Indemnifying Members receiving the Merger Shares pursuant to Section 1.5 shall indemnify the Parent in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Surviving Entity or the Parent or any Affiliate thereof resulting from, relating to or constituting:

            (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate;

            (b) any failure of any Company Member to have good, valid and marketable title to the issued and outstanding Company Interests issued in the name of such Company Member, free and clear of all Security Interests; or

            (c) any claim by a member or former member of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any equity interest of the Company; (ii) any rights of a member (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the LLCA), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the certificate of formation or limited liability company agreement of the Company; or (iv) any claim that his, her or its membership interest was wrongfully repurchased by the Company.

      6.2 Indemnification by the Parent.

            (a) The Parent shall indemnify the Indemnifying Members in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Indemnifying Members resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Parent or the Acquisition Subsidiary contained in this Agreement or the Parent Certificate.

            (b) The post-Closing adjustment mechanism set forth in Section 1.13 is intended to secure the indemnification obligations of the Parent under this Agreement and shall be the exclusive means for the Indemnifying Members to collect any Damages for which they are entitled to indemnification under this
Article VI.

      6.3 Indemnification Claims by the Parent.

            (a) In the event the Parent is entitled, or seeks to assert rights, to indemnification under Section 6.1, Parent shall give written notification to the Indemnifying Members of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Parent of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Parent) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Parent in notifying the Indemnifying Members shall relieve the Indemnifying Members of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Members may, upon written notice thereof to the Parent, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Parent; provided that (i) the Indemnifying Members may only assume control of such defense if the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Members are liable under this Article VI and (ii) the Indemnifying Members may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Parent. If the Indemnifying Members do not so assume control of such defense, the Parent shall control such defense. The party not controlling such defense (the "Non-Controlling Party") may participate therein at its own expense; provided that if the Indemnifying Members assume control of such defense and the Parent reasonably concludes that the Indemnifying Members and the Parent have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Parent shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-Controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Members shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Parent, which shall not be unreasonably withheld or delayed; provided that the consent of the Parent shall not be required if the Indemnifying Members agree in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Parent from further liability and has no other adverse effect on the Parent. The Parent shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Members, which shall not be unreasonably withheld or delayed.

            (b) In order to seek indemnification under this Article VI, Parent shall give written notification (a "Claim Notice") to the Indemnifying Members which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Parent, (ii) a statement that the Parent is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. The Indemnifying Members shall deliver a copy of the Claim Notice to the Escrow Agent.

            (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Members shall deliver to the Parent a written response (the "Response") in which the Indemnifying Members shall: (i) agree that the Parent is entitled to receive all of the Claimed Amount (in which case the Indemnifying Members and the Parent shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Parent such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount), (ii) agree that the Parent is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Indemnifying Members and the Parent shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Parent such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Agreed Amount) or (iii) dispute that the Parent is entitled to receive any of the Claimed Amount. If the Indemnifying Members in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Members and the Parent shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a "Dispute"). For purposes of this Article VI, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be $1.00 per Escrow Share (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Parent Common Stock since the Closing Date), multiplied by the number of such Escrow Shares.

            (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Members and the Parent shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Members and the Parent shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Members and the Parent agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this Section 6.3(d) shall not obligate the Indemnifying Members and the Parent to pursue an ADR Procedure or prevent either such Party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Members and the Parent agree to pursue an ADR Procedure, neither the Indemnifying Members nor the Parent may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Members and the Parent shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Members, the Parent or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Members and the Parent shall be shared equally by the Indemnifying Members and the Parent. The Parent and the Indemnifying Members shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Parent (which notice shall be consistent with the terms of the resolution of the Dispute).

            (e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that the Parent is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Parent may be entitled to indemnification pursuant to this Article VI, and the Parent reasonably determines that it has a valid business reason to fulfill such obligation, then (i) Parent shall be entitled to satisfy such obligation, with prior notice to but without prior consent from the Indemnifying Members, (ii) Parent may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and
(iii) Parent shall be reimbursed, in accordance with the provisions of this
Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Members to dispute the Parent's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

            (f) For purposes of this Section 6.3 and the last two sentences of
Section 6.4, any references to the Indemnifying Members (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representative. The Indemnification Representative shall have full power and authority on behalf of each Indemnifying Member to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Members under this
Article VI. The Indemnification Representative shall have no liability to any Indemnifying Member for any action taken or omitted on behalf of the Indemnifying Members pursuant to this Article VI.

      6.4 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, the Company Certificate or the Parent Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of Parent or the Indemnifying Members and (b) shall expire on the date two years following the Closing Date. If Parent delivers to an Indemnifying Members, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Parent reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Parent, the Parent shall promptly so notify the Indemnifying Members; and if the Parent has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Members and the Parent shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Members in accordance with the terms of the Escrow Agreement.

      6.5 Limitations on Parent's Claims for Indemnification.

            (a) Notwithstanding anything to the contrary herein, the Parent shall not be entitled to recover, or be indemnified for, Damages arising out of a misrepresentation or breach of warranty set forth in Article II unless and until the aggregate of all such Damages paid or payable by the Indemnifying Members collectively exceeds $50,000 (the "Damages Threshold") and then, if such aggregate threshold is reached, the Parent shall only be entitled to recover for Damages in excess of such respective threshold; and in no event shall any Indemnifying Member be liable under this Article VI for an aggregate amount, whether paid in cash or in shares of Parent Common Stock, greater than the product of the number of Escrow Shares held on account of such Indemnifying Member, pursuant to Section 1.5 above, multiplied by the Value. For purposes of the preceding sentence, each Merger Share delivered by a party in payment of his or its obligations under this Article VI shall be valued at the Value.

            (b) The Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Members under this Agreement and shall be the exclusive means for the Parent to collect any Damages for which it is entitled to indemnification under this Article VI.

            (c) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Member and the Parent under this Article VI and the Escrow Agreement shall be the exclusive remedy of the Indemnified Member and the Parent with respect to claims resulting from or relating to any Damages for which they are entitled to indemnification under this Article VI.

            (d) No Indemnifying Member shall have any right of contribution against the Surviving Entity with respect to any breach by the Company of any of its representations, warranties, covenants or agreements. The amount of Damages recoverable by Parent under this Article VI with respect to an indemnity claim shall be reduced by (i) any proceeds received by Parent with respect to the Damages to which such indemnity claim relates, from an insurance carrier and
(ii) the amount of any tax savings actually realized by Parent, for the tax year in which such Damages are incurred, which are clearly attributable to the Damages to which such indemnity claim relates (net of any increased tax liability which may result from the receipt of the indemnity payment or any insurance proceeds relating to such Damages).

                                  ARTICLE VII
                                   DEFINITIONS

      For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                          Section
------------                                          -------
Acquisition Subsidiary                                Introduction
ADR Procedure                                         6.3(d)
ADR Service                                           6.3(d)
Affiliate                                             2.13(a)(vii)
Agreed Amount                                         6.3(c)
Agreement                                             Introduction
Buyer                                                 Introduction
CERCLA                                                2.20(a)
Certificates                                          1.7


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Certificate of Merger                                 1.1
Claim Notice                                          6.3(b)
Claimed Amount                                        6.3(b)
Claims                                                1.13
Closing                                               1.2
Closing Date                                          1.2
Code                                                  Introduction
Company                                               Introduction
Company Certificate                                   5.3(e)
Company Confidential Information                      4.5(b)
Company Interim Balance Sheet                         2.6
Company Interim Balance Sheet Date                    2.6
Company Interim Financial Statements                  2.6
Company Material Adverse Effect                       2.1
Company Interests                                     1.5(a)
Company Member                                        1.3(d)
Company Year-End Financial Statements                 2.6
Contemplated Transactions                             8.3
Controlling Party                                     6.3(a)
Current Report                                        4.3(a)
Damages                                               6.1
Damages Threshold                                     6.5(a)
Defaulting Party                                      8.6
Disclosure Schedule                                   Article II
Dispute                                               6.3(c)
Effective Time                                        1.1
Employee Benefit Plan                                 2.19(a)(i)
Environmental Law                                     2.20(a)
ERISA                                                 2.19(a)(ii)
ERISA Affiliate                                       2.19(a)(iii)
Escrow Agent                                          1.3(g)
Escrow Agreement                                      1.3(g)
Escrow Shares                                         1.5(b)
Exchange Act                                          2.6
Expected Claim Notice                                 6.4
GAAP                                                  2.6
GCL                                                   1.1
Governmental Entity                                   2.4
Indemnification Representative                        1.3(g)
Indemnified Executives                                4.9(b)
Indemnifying Members                                  1.5(b)
Initial Shares                                        1.5(b)
Leaseco                                               Introduction
Legal Proceeding                                      2.17


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LLCA                                                  1.1
Loss                                                  1.13
Maximum                                               Introduction
Merger                                                Introduction
Merger Shares                                         1.5(b)
Minimum                                               Introduction
Non-Controlling Party                                 6.3(a)
Non-Defaulting Party                                  8.6
Options                                               1.5(b)
Ordinary Course of Business                           2.4
OTCBB                                                 3.2
Parent                                                Introduction
Parent Certificate                                    5.3(e)
Parent Common Stock                                   Introduction
Parent Confidential Information                       4.7(b)
Parent Disclosure Schedule                            Article III
Parent Liabilities                                    1.13
Parent Material Adverse Effect                        3.1
Parent Options                                        1.8(a)
Parent Option Plan                                    4.6(d)
Parent Reports                                        3.6
Party                                                 Introduction
Permits                                               2.23
Peters                                                Introduction
PPO Price                                             Introduction
Private Placement Offering                            Introduction
Reasonable Best Efforts                               4.1
Requisite Company Member Approval                     2.3
Response                                              6.3(c)
SEC                                                   1.13
Securities Act                                        1.14
Security Interest                                     2.4
Smith                                                 Introduction
Split-Off                                             Introduction
Split-Off Agreement                                   Introduction
Stock Split                                           3.2
Subsidiary                                            2.5(a)
Surviving Entity                                      1.1
Tax Returns                                           2.9(a)(ii)
Taxes                                                 2.9(a)(i)
Transaction Documentation                             3.3
Value                                                 6.3(c)
Warrants                                              1.5(b)


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

                                  ARTICLE VIII
                                   TERMINATION

      8.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

      8.2 Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing Date shall not have occurred by May 20, 2006.

      8.3 Termination by Operation of Law. This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated by this Agreement (the "Contemplated Transactions) illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

      8.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Effective Time:

            (a) by the Parent and the Acquisition Subsidiary if: (i) any of the representations and warranties made in this Agreement by the Company shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 5.2 hereof have not been fulfilled in all material respects by the Closing Date; (iii) the Company shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

            (b) by the Company if: (i) any of the representations and warranties of the Parent or the Acquisition Subsidiary shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 5.3 hereof have not been fulfilled in all material respects by the Closing Date; (iii) the Parent or the Acquisition Subsidiary shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

      8.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that such Party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party's breach of any term or provision of this Agreement.


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      8.6 Remedies; Specific Performance. In the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting Party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

      9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in
Article I concerning issuance of the Merger Shares, Article VI concerning indemnification and Article VII concerning registration rights are intended for the benefit of the Company Members and (b) the provisions in Section 4.9 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns.

      9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

      9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Acquisition Subsidiary may assign its rights, interests and obligations hereunder to a wholly-owned Subsidiary of the Parent.


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      9.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

      9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Company and Parent (subsequent to the         Copy to (which copy shall not constitute notice
     Closing):                                               hereunder):

     MMC Energy North America, LLC                           McGuireWoods LLP
     26 Broadway, Suite 907                                  1345 Avenue of the Americas
     New York, NY 10004                                      New York, NY 10105
     Attn: Karl W. Miller, Chief Executive Officer           Attn: Louis W. Zehil, Esq.
     Facsimile: (212) 785-7640                               Facsimile: (212) 548-217

     If to the Parent or                                     Copy to (which copy shall not constitute notice
     the Acquisition Subsidiary (prior to the Closing):      hereunder):
                                             -
     High Tide Ventures, Inc.
     747 17th Street, Suite 301                              Gottbetter & Partners, LLP
     West Vancouver. B.C., Canada V7V 3T4                    488 Madison Avenue, 12th Floor
     Attn: Brent Peters, Chief Executive Officer             New York, NY 10022
                                                             Attn: Adam S. Gottbetter, Esq.

      Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.


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      9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

      9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      9.11 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the County of New York in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.


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      9.12 Construction.

            (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

            (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                       PARENT
                                       MMC ENERGY, INC.

                                       By: /s/ Brent Peters
                                           -------------------------------------

                                       Name: Brent Peters
                                       Title:   Chief Executive Officer

                                       ACQUISITION SUBSIDIARY
                                       MMC ENERGY ACQUISITION CORP.

                                       By: /s/ Brent Peters
                                           -------------------------------------

                                       Name:  Brent Peters
                                       Title: Chief Executive Officer

                                       COMPANY
                                       MMC ENERGY NORTH AMERICA, LLC

                                       By: /s/ Karl W. Miller
                                           -------------------------------------

                                       Name:    Karl W. Miller
                                       Title:   Chief Executive Officer

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